UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 31, 2006

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including those regarding: our guidance on future financial results and other projections or measures of our future performance; the amount and timing of the benefits expected for the agreements and transactions described in this Current Report, from new products or services, from future deployment of applications and from other potential sources of additional revenue. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different from those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; relationships with customers or strategic partners; difficulties in integrating acquired businesses; conflicts or potential conflicts between our interests and those of other businesses of Emdeon, our parent company; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, and information technology industries. Further information about these matters can be found in our other Securities and Exchange Commission filings. We expressly disclaim any intent or obligation to update these forward-looking statements.

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 BUSINESS SERVICE AGREEMENT
EX-10.2 MARKETING AGREEMENT
EX-10.3 JOINT DEVELOPMENT AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement
     Overview of Agreements Entered into between WebMD and Emdeon
     On January 31, 2006, WebMD Health Corp. and Emdeon Corporation, which currently owns approximately 85.8% of the outstanding voting securities of WebMD, entered into the agreements described below. Pursuant to these agreements, the parties have agreed to support each other’s product development and marketing of certain product lines, as more fully described below. WebMD will, in general, manage the product development and marketing of Emdeon’s and WebMD’s product lines in the following areas:
•	online tools and applications that are displayed to physicians and consumers that provide “quality” ratings of providers and that analyze patient care (we refer to these types of applications as External Clinical Quality Applications); and

•	online tools and applications that are displayed to end-user consumers, plan members and/or patients to assist in (a) communicating with, or viewing information from, providers or payers, (b) making informed benefit, provider and/or treatment choices, through access to content, personal health records, plan comparison tools, benefit comparison tools, cost treatment indicators, calculators, etc. or (c) managing and utilizing consumer-directed health plans and the related health savings accounts and other consumer directed financial accounts (we refer to all of these types of applications as Consumer-Directed Applications).
Emdeon may continue to develop and market products and services that are principally provided for internal use by healthcare payers and that provide clinical quality measures of physicians, hospitals and providers, and analytics and reporting to such payers on the quality of patient care (we refer to these types of applications as Internal Clinical Quality Services) and WebMD may develop and market its own Internal Clinical Quality Services and it may, but is not required to, sell Emdeon’s Internal Clinical Quality Services. The parties have also agreed to work together to try to develop certain other products and services.

     We believe that the growing market for Consumer Directed Health Plans (referred to as CDHPs) and related Health Savings Accounts (referred to as HSAs) presents a significant future business opportunity for WebMD and that the agreements described below will help accelerate our progress in this market in several ways:
•	Under CDHPs, consumers are required to assume greater responsibility for the financial impact of their personal healthcare decisions. Accordingly, consumers in CDHPs require tools that can assist them in making more informed decisions. In providing services that help meet those needs, we will have access to certain Emdeon services and capabilities that we believe will further enhance our services, including our services that provide comparative information on healthcare provider cost and quality.

•	The agreements are expected to lead to new capabilities for data sharing that will enable WebMD and Emdeon to develop new services that facilitate appropriate payment to providers for their services, and inform patients of their financial responsibility for a specific procedure or treatment.

•	Our agreement with Emdeon to market the WebMD CDHP/HSA offering to Emdeon’s health plan customers is expected to help accelerate WebMD’s market penetration of these new services.
     The summary of agreements contained in this Item 1.01 is qualified in its entirety by reference to the agreements themselves, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report and which are incorporated by reference in this Item 1.01 in their entirety.
     Business Services Agreement. The terms of this agreement, which will remain in effect for 5 years unless terminated earlier in accordance with its terms, include the following:
•	External Clinical Quality Applications. Emdeon will provide a perpetual license to WebMD of Emdeon’s External Clinical Quality Applications. In addition, WebMD will be permitted to develop, market and sell its own or other third party External Clinical Quality Applications. During the term of this Agreement, Emdeon will not provide External Clinical Quality Applications as stand-alone products other than through WebMD Health; provided, however, that Emdeon will be permitted to offer External Clinical Quality Applications to its potential or current payer customers in connection with the integration of External Clinical Quality Applications with other Emdeon core services. During the term of this agreement, WebMD will pay Emdeon a 20% royalty on net sales of Emdeon’s External Clinical Quality Applications (or, in particular instances, such other mutually agreed on royalty). In addition, if WebMD requires customization or incremental development of an Emdeon External Clinical Quality Application in connection with a potential sale, and/or if WebMD needs assistance in resolving a performance issue regarding an Emdeon External Clinical Quality Application, Emdeon will charge WebMD customary rates for such assistance. The pricing pursuant to which WebMD will make the Emdeon External Clinical Quality Applications available to an Emdeon customer will be competitive with the pricing it provides to other similar customers purchasing substantially the same products at the same volume/commitment levels. The provisions of the agreement do not apply to Emdeon’s electronic health record applications, products that provide for sending and receiving of prescriptions and lab results and other similar applications provided by Emdeon and reasonable extensions of such products. Upon termination of the agreement, Emdeon has agreed to provide WebMD with a copy of the underlying source code and documentation for the External Clinical Quality Applications so that WebMD may continue to use the perpetual license to such products.

•	Internal Clinical Quality Applications. Emdeon may make available to WebMD customers Emdeon’s Internal Clinical Quality Services for integration with WebMD’s products and services. The pricing pursuant to which Emdeon will make Emdeon’s Internal Clinical Quality Services available to WebMD customers will be competitive with the pricing it provides to other similar customers purchasing substantially the same products at the same volume/commitment levels. WebMD may also develop and sell its own Internal Clinical Quality Services or license and work with third parties for such services. Emdeon will pay WebMD a 10% sales commission on net sales of Emdeon’s Internal Clinical Quality Services by WebMD.

•	Consumer-Directed Applications. Emdeon has, in general, agreed that WebMD will manage the product development and marketing of Consumer-Directed Applications and that, except as described below, Emdeon will not make such applications available itself or through a third party, other than in conjunction with WebMD.
•	If Emdeon identifies a need for a Consumer-Directed Application in order to support a business requirement related to the marketing of its core services, Emdeon will first present WebMD with the opportunity to meet Emdeon’s requirement. If WebMD elects not to pursue this opportunity or if, after electing to do so, fails to meet the applicable delivery schedule, Emdeon may pursue that opportunity through a third party or on its own, on substantially the same terms. For each Consumer-Directed Application provided to Emdeon, WebMD is paid the greater of: (a) WebMD’s cost plus 50%; or (ii) WebMD’s established market price for such product (which price will be competitive with the pricing WebMD provides to other similar customers purchasing substantially the same products at the same volume/commitment levels). In addition, if Emdeon sells the Consumer-Directed Application to a third party, Emdeon will pay WebMD a 10% royalty on net sales of the application.

•	In addition, WebMD and Emdeon have agreed to work together to develop a potential Consumer Directed Application that may provide information regarding the potential cost of care or financial responsibility for individual medical and/or drug claims. Emdeon has agreed that any such product developed that provides a patient or plan member view as to the portion of the cost of care for which the patient or plan member is responsible shall be provided through WebMD, and during the term of this agreement, Emdeon will not make such product available itself or through a third party other than in conjunction with WebMD. If Emdeon and WebMD develop such product, they have agreed to negotiate an equitable allocation between the parties of the sales price for such product.

•	The provisions of the agreement relating to Consumer-Directed Applications do not apply to the following Emdeon products and services: (a) paper and electronic invoices, statements, checks and explanation of benefits forms (EOBs), along with reasonable extensions of these products and services; (b) currently contemplated patient-facing applications linked to the practice management systems and electronic medical records systems of Emdeon Practice Services; (c) services provided by VIPS under contracts with the United States government and/or state governments; and (d) distribution (in addition to through WebMD), through portals that are not competitive with the WebMD Health consumer portal, of online consumer access for healthcare payment and billing services referred to above in clause (a).
     Marketing Agreement. The terms of this agreement, which will remain in effect for 5 years unless terminated earlier in accordance with its terms, include the following:

•	Emdeon’s Business Services segment will market to its payer customers, for integration into their CDHP offerings, WebMD’s online decision-support tools that support CDHPs and HSAs, including retirement health care and HSA planners, cost estimator and expense alerts (we refer to these tools, collectively, as HSA Tools). During the term of the agreement, Emdeon has agreed not to market other services that are similar to the HSA Tools.

•	Emdeon will receive a commission of 10% of the net sales of HSA Tools made through Emdeon.
     Joint Development Agreement. The terms of this agreement, which will remain in effect for 5 years unless terminated earlier in accordance with its terms, include the following:
•	Emdeon and WebMD have agreed to attempt to integrate WebMD’s personal health record with the clinical products, including the electronic medical record, of Emdeon’s Practice Services segment to allow import of data from one to the other, subject to applicable law and privacy and security requirements.

•	To the extent that Emdeon desires to integrate its electronic health record product with a personal health record, it has agreed to do so through WebMD.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
          The following exhibits are filed herewith:

10.1	Business Services Agreement, dated as of January 31, 2006, among Emdeon Corporation, Envoy Corporation, Emdeon Practice Services, Inc. and the Registrant

10.2	Marketing Agreement, dated as of January 31, 2006, among Emdeon Corporation, Envoy Corporation and the Registrant

10.3	Joint Development Agreement, dated as of January 31, 2006, among Emdeon Corporation, Emdeon Practice Services, Inc. and the Registrant

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: January 31, 2006	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Business Services Agreement, dated as of January 31, 2006, among Emdeon Corporation, Envoy Corporation, Emdeon Practice Services, Inc. and the Registrant

10.2	Marketing Agreement, dated as of January 31, 2006, among Emdeon Corporation, Envoy Corporation and the Registrant

10.3	Joint Development Agreement, dated as of January 31, 2006, among Emdeon Corporation, Emdeon Practice Services, Inc. and the Registrant